Exhibit 16.1

January 15, 2013

Securities and Exchange Commission

100 F. Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Synthesis Energy Systems, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of Amendment No. 1 on Form 8-K/A of Synthesis Energy Systems, Inc. to be filed on January 15, 2013. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP